EX 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of 18 U.S.C. 1350 Code)

In connection with the attached Report of The Herzfeld Caribbean Basin Fund, Inc. (the "Fund") on Form N-CSR to be filed with the Securities and Exchange Commission for the fiscal half-year ended December 31, 2003 (the "Report"), each of the undersigned officers of the Fund does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund as of, and for, the periods presented in the Report.

                                        Dated: August 29, 2008

                                        /s/ Thomas J. Herzfeld
                                        -----------------------
                                        Thomas J. Herzfeld
                                        President and Chairman
                                        (Principal Executive Officer)

                                        Dated: August 29, 2008

                                        /s/ Cecilia L. Gondor
                                        ------------------------
                                        Cecilia L. Gondor
                                        Secretary and Treasurer
                                        (Principal Financial Officer)